Exhibit 24(iv)
POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, officer and/or director of ACCESS Corporation, an Ohio Corporation, which is about to file with the Securities and Exchange Commission, Washington,
DC, under the provisions of the Securities Exchange Act of 1934, as amended, a 1998 Annual Report, hereby constitutes Mr. Newton D. Baker, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such 1998 Annual Report and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
	IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 16th day of July, 1998.
						DENNIS P. SULLIVAN
						____________________
						Dennis P. Sullivan